UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 12, 2013
Date of Report
(Date of earliest event reported)

LZG INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Florida	000-53994	98-0234906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 East 400 South, Suite #5, Salt Lake City, Utah 84111
(Address of principal executive offices)

(801) 323-2395
(Registrant’s telephone number, including area code)

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

On July 12, 2013, LZG International, Inc. (the “Company”) dismissed Sadler, Gibb & Associates, LLC, Certified Public Accountants, as our independent registered public accounting firm.  Sadler, Gibb & Associates had reviewed our quarterly reports for the nine month periods ended February 28, 2013, but had not audited our financial statements nor issued a report for any prior fiscal year.

Our board of directors approved the dismissal of Sadler, Gibb & Associates and there were no disagreements between the Company and Sadler, Gibb & Associates on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the fiscal years ended May 31, 2013 and 2012 or any subsequent interim period preceding the date of dismissal.

There were no reportable events (as that term is used in Item 304(a)(1)(v) of Regulation S-K) between the Company and Sadler, Gibb & Associates occurring during the two fiscal years ended May 31, 2013 and 2012 or any subsequent interim period preceding the date of dismissal.

On July 12, 2013, the Company engaged KLJ & Associates, LLP, as our independent registered public accounting firm.  The decision to engage KLJ & Associates was approved by our board of directors and during the two most recent fiscal years ended May 31, 2013 and 2012, and through the date of engagement, neither we nor anyone on our behalf consulted with KLJ & Associates regarding either:

(i)  the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that KLJ & Associates concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)  any matter that was either the subject of a disagreement or a reportable event.

We provided a copy of this Current Report on Form 8-K to Sadler, Gibb & Associates prior to filing this report and we requested that Sadler, Gibb & Associates furnish a letter addressed to the U. S. Securities and Exchange Commission stating whether or not it agrees with the statements made in this report. Sadler, Gibb & Associates has furnished the requested letter and it is attached as exhibit 16.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

16.1	Letter of agreement from Sadler, Gibb & Associates, LLC, dated July 12, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LZG INTERNATIONAL, INC.

Date: July 12, 2013	By:	/s/ Greg L. Popp
Greg L. Popp, President

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